                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                 -------------------


                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                  EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY
           ---------------------------------------------------------------
                (Exact name of Registrant as specified in its charter)




            Minnesota                                 41-1771946
-----------------------------------         --------------------------------
    (State of incorporation or              (I.R.S. Employer Identification
           organization)                                  No.)

       607 West Travelers Trail
        Burnsville, Minnesota                            55337
-----------------------------------         --------------------------------
   (Address of principal executive                     (Zip Code)
              offices)



          Securities to be registered pursuant to Section 12(b) of the Act:


                                         None

    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]


          Securities to be registered pursuant to Section 12(g) of the Act:

                            Common Stock, $0.01 Par Value
                            -----------------------------
                                   (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Excelsior-Henderson Motorcycle Manufacturing Company, a Minnesota corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 33 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-27789), filed with the Securities and Exchange Commission on May 23, 1997, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

   Exhibit No.          Exhibit Description
   -----------          -------------------

       1. Restated Articles of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 filed with the Commission on May 23, 1997 (Registration No. 333-27789)).

       2. Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996 (Registration No. 333-05060C)).

       3. By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.3 to Amendment No. 1 the Registrant's Registration Statement on Form SB-2 filed with the Commission on July 23, 1996 (Registration No. 333-05060C)).

       4. Specimen of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 filed with the Commission on June 27, 1997).

                                      SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  EXCELSIOR-HENDERSON MOTORCYCLE
                                  MANUFACTURING COMPANY



Dated:  June 27, 1997             By  /s/ Daniel L. Hanlon
                                     -----------------------------------------
                                     Daniel L. Hanlon
                                     Co-Founder and Co-Chief Executive Officer


                                  By  /s/ David P. Hanlon
                                     -----------------------------------------
                                     David P. Hanlon
                                     Co-Founder and Co-Chief Executive Officer




                                         -3-